Exhibit 99.1

RENNOVA HEALTH, INC. DISCUSSES 2021 FINANCIAL RESULTS AND COMPANY PROGRESS WITH THE STOCK DAY PODCAST

WEST PALM BEACH, Fla. (April 27, 2022) – Rennova Health, Inc. (OTC: RNVA) Chief Executive Officer Seamus Lagan joined Stock Day host Everett Jolly to discuss its 2021 financial results and provide an update on the business.

Jolly started off by referring to the recently filed 2021 financial statements and improvements in a number of areas. Lagan stated that the financial results for 2021 confirms the Company, “improved the stockholder deficit by approximately $21 million, reduced losses of approximately $17 million in 2020 to approximately $5 million in 2021, increased assets from approximately $12 million to $19 million, reduced liabilities by approximately $14 million across the board and means a reduced need for continuous raising of additional capital to fund existing operations”.

Jolly went on to ask about the software division, now known as InnovaQor, that was separated out in 2021 and whether Rennova shareholders would receive any direct benefit from this separation. Lagan confirmed that subject to whatever permissions will be required, it is intended to give Rennova shareholders a direct ownership in InnovaQor. Lagan also confirmed the current value of Rennova being an investor through ownership of convertible preferred stock in InovaQor.

Jolly then asked what could be expected next and what the plans are to increase revenue. Lagan confirmed that the first step was to stabilize the existing business and the belief that this has been accomplished. He then described preliminary plans to add behavioral and mental health, including detox, residential care and outpatient services to the Company’s locations

Jolly finished the interview by asking, “What is it that you want my listeners and your stockholders to take away from today’s interview?” Lagan answered by saying that he believed “we are at an inflection point and that the next few years should put the Company back on a faster growth trajectory and return much better numbers than delivered in the past two to four years”.

To hear Seamus Lagan’s entire interview, follow the link to the podcast here:

https://audioboom.com/posts/8073127-rennova-health-inc-discusses-2021-financial-statements-and-company-progress-with-the-stock-day

Investors Hangout is a proud sponsor of “Stock Day,” and Stock Day Media encourages listeners to visit the company’s message board at https://investorshangout.com/

About Rennova Health, Inc.

Rennova Health, Inc. (“Rennova,” the “Company,” “we”, “us”, “its” or “our”) is a provider of health care services. The Company owns one operating hospital in Oneida, Tennessee known as Big South Fork Medical Center, a hospital located in Jamestown, Tennessee that it plans to reopen and operate, a physician’s practice in Jamestown, Tennessee that it plans to reopen and operate and a rural clinic in Kentucky. For more information, please visit www.rennovahealth.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Rennova Health

561-855-1626

info@rennovahealth.com